Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes show the historical financial positions and results of operations of First Midwest Bancorp, Inc. (“First Midwest”) and Standard Bancshares, Inc. (“Standard”), and have been prepared to illustrate the effects of the merger involving First Midwest and Standard under the acquisition method of accounting with First Midwest treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of Standard, as of the effective date of the merger, will be recorded by First Midwest at their respective fair values along with identifiable intangible assets and the excess of the merger consideration over the fair value of Standard’s net assets will be allocated to goodwill.

The unaudited pro forma condensed combined income statements for the fiscal year ended December 31, 2015 and the six months ended June 30, 2016 are presented as if the merger had occurred on January 1, 2015, the first day of the First Midwest 2015 fiscal year. The unaudited pro forma condensed combined balance sheet as of June 30, 2016 is presented as if the merger with Standard had occurred on June 30, 2016. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (i) Standard’s balance sheet through the effective time of the merger; (ii) the aggregate value of merger consideration paid if the price of First Midwest’s common stock varies from the assumed $17.56 per share; (iii) total merger-related expenses if completion and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma  condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•                  The accompanying notes to the unaudited pro forma condensed combined financial information;

•                  First Midwest’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015, included in First

Midwest’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 23, 2016;

•                  Standard’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2015, included as Exhibit 99.1 to this Current Report on Form 8-K;

•                  First Midwest’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2016 included in First Midwest’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which was filed with the SEC on August 3, 2016 ; and

•                  Standard’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2016, included as Exhibit 99.2 to this Current Report on Form 8-K.

First Midwest Bancorp, Inc.
Pro Forma Condensed Combined Balance Sheet
(Amounts in thousands)
(Unaudited)

	As of June 30, 2016
	First Midwest Bancorp, Inc.	Standard Bancshares, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Assets
Cash and cash equivalents	$255,389	$264,695	$(28,732)	A	$491,352
Securities	1,812,124	219,483	—		2,031,607
Loans	7,979,537	1,798,646	(68,802)	B	9,709,381
Allowance for loan losses	(80,105)	(18,701)	18,701	C	(80,105)
Other real estate owned	29,990	15,730	(2,900)	D	42,820
Goodwill	341,513	—	156,941	E	498,454
All other intangible assets	28,449	431	25,524	F	54,404
Premises, furniture, and equipment, net	140,554	58,842	(300)	G	199,096
Accrued interest receivable and other assets	488,359	112,848	9,722	H	610,929
Total assets	$10,995,810	$2,451,974	$110,154		$13,557,938

Liabilities and Stockholders’ Equity
Demand and interest-bearing demand deposits	$7,701,880	$1,742,046	$—		$9,443,926
Time deposits	1,269,436	429,548	—		1,698,984
Total deposits	8,971,316	2,171,594	—		11,142,910
Borrowed funds	449,744	—	—		449,744
Senior and subordinated debt	162,876	—	—		162,876
Accrued interest payable and other liabilities	160,985	26,706	(6,041)	I	181,650
Total liabilities	9,744,921	2,198,300	(6,041)		11,937,180
Common stock	913	486	(275)	J	1,124
Additional paid-in capital	495,159	177,319	192,339	J	864,817
Retained earnings	982,277	75,693	(75,693)	J	982,277
Accumulated other comprehensive (loss) income, net of tax	(8,803)	1,302	(1,302)	J	(8,803)
Treasury stock, at cost	(218,657)	(1,126)	1,126	J	(218,657)
Total stockholders’ equity	1,250,889	253,674	116,195		1,620,758
Total liabilities and stockholders’ equity	$10,995,810	$2,451,974	$110,154		$13,557,938

First Midwest Bancorp, Inc.
Pro Forma Condensed Combined Income Statement
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30, 2016
	First Midwest Bancorp, Inc.	Standard Bancshares, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Interest Income
Loans	$164,981	$40,287	$3,269	K	$208,537
Investment securities	17,921	1,507	—		19,428
Other short-term investments	1,196	599	—		1,795
Total interest income	184,098	42,393	3,269		229,760
Interest Expense
Deposits	4,867	2,206	—		7,073
Borrowed funds	2,815	42	—		2,857
Senior and subordinated debt	5,721	—	—		5,721
Total interest expense	13,403	2,248	—		15,651
Net interest income	170,695	40,145	3,269		214,109
Provision for loan losses	15,678	3,900	—		19,578
Net interest income after provision for loan losses	155,017	36,245	3,269		194,531
Non-interest Income
Service charges on deposit accounts	19,642	2,284	—		21,926
Wealth management fees	16,201	1,119	—		17,320
Card-based fees	14,310	1,453	—		15,763
Merchant servicing fees	6,198	—	—		6,198
Mortgage banking income	3,231	2,048	—		5,279
Other service charges, commissions, and fees	9,946	2,228	—		12,174
BOLI income	1,747	818	—		2,565
Other income	1,563	1,490	—		3,053
Net securities gains	910	—	—		910
Total non-interest income	73,748	11,440	—		85,188
Non-interest Expense
Salaries and wages	74,212	15,618	—		89,830
Retirement and other employee benefits	16,649	3,477	—		20,126
Net occupancy and equipment expense	19,625	5,719	—		25,344
Professional services	11,212	1,702	—		12,914
Technology and related costs	7,370	1,464	—		8,834
Merchant card expense	5,322	—	—		5,322
Advertising and promotions	3,516	620	—		4,136
FDIC premiums	3,126	1,036	—		4,162
Net OREO expense	1,786	399	—		2,185
Cardholder expense	2,871	710	—		3,581
Other expenses	12,616	3,910	1,276	L	17,802
Acquisition and integration related expenses	5,638	—	—		5,638
Total non-interest expense	163,943	34,655	1,276		199,874
Income before income tax expense	64,822	13,030	1,993		79,845
Income tax expense	21,593	4,363	698		26,654
Net Income	$43,229	$8,667	$1,295		$53,191

First Midwest Bancorp, Inc.
Pro Forma Condensed Combined Income Statement
(Amounts in thousands)
(Unaudited)

	Year Ended December 31, 2015
	First Midwest Bancorp, Inc.	Standard Bancshares, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Interest Income
Loans	$300,303	$80,186	$8,105	K	$388,594
Investment securities	31,943	2,560	—		34,503
Other short-term investments	3,738	602	—		4,340
Total interest income	335,984	83,348	8,105		427,437
Interest Expense
Deposits	9,527	4,166	—		13,693
Borrowed funds	2,314	87	—		2,401
Senior and subordinated debt	12,545	—	—		12,545
Total interest expense	24,386	4,253	—		28,639
Net interest income	311,598	79,095	8,105		398,798
Provision for loan losses	21,152	4,600	—		25,752
Net interest income after provision for loan losses	290,446	74,495	8,105		373,046
Non-interest Income
Service charges on deposit accounts	39,979	4,216	—		44,195
Wealth management fees	29,162	2,437	—		31,599
Card-based fees	26,984	2,968	—		29,952
Merchant servicing fees	11,739	—	—		11,739
Mortgage banking income	5,741	4,407	—		10,148
Other service charges, commissions, and fees	13,654	6,444	—		20,098
BOLI income	4,185	1,471	—		5,656
Other income	2,764	3,983	—		6,747
Net securities gains	2,373	—	—		2,373
Total non-interest income	136,581	25,926	—		162,507
Non-interest Expense
Salaries and wages	133,739	31,619	—		165,358
Retirement and other employee benefits	31,852	6,405	—		38,257
Net occupancy and equipment expense	38,720	11,708	—		50,428
Professional services	22,720	1,933	—		24,653
Technology and related costs	14,581	2,775	—		17,356
Merchant card expense	9,886	—	—		9,886
Advertising and promotions	7,606	1,020	—		8,626
FDIC premiums	6,017	1,982	—		7,999
Net OREO expense	5,281	827	—		6,108
Cardholder expense	5,243	1,335	—		6,578
Other expenses	21,601	8,900	2,552	L	33,053
Property valuation adjustments	8,581	—	—		8,581
Acquisition and integration related expenses	1,389	—	—		1,389
Total non-interest expense	307,216	68,504	2,552		378,272
Income before income tax expense	119,811	31,917	5,553		157,281
Income tax expense	37,747	11,463	1,944		51,154
Net Income	$82,064	$20,454	$3,609		$106,127

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared under the acquisition method of accounting for business combinations. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2015 and six months ended June 30, 2016 are presented as if the acquisition occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of June 30, 2016 is presented as if the acquisition occurred as of that date. This information is not intended to reflect the actual results that would have been achieved had the acquisition actually occurred on those dates. The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Note 2—Purchase Price

Each share of Standard common stock that is outstanding immediately prior to the merger will be converted into the right to receive 0.435 of a share of First Midwest common stock, subject to adjustment as described in the merger agreement relating to the merger, which was filed by First Midwest with the SEC in a Current Report on Form 8-K on June 30, 2016. Each outstanding Standard stock settled right will be redeemed for cash, and each outstanding Standard stock option and each share of Standard phantom stock will be cancelled and terminated in exchange for the right to receive cash, in each case, as described in the merger agreement relating to the merger, which was filed by First Midwest with the SEC in a Current Report on Form 8-K on June 30, 2016.

Note 3—Allocation of Purchase Price

Under the acquisition method of accounting, Standard’s assets acquired and liabilities assumed and any identifiable intangible assets are required to be adjusted to their estimated fair values at the acquisition date. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. The following are the pro forma adjustments made to record the acquisition and to adjust Standard’s assets and liabilities to their estimated fair values at June 30, 2016.

(Unaudited—dollars in thousands)
Purchase Price of Standard Bancshares, Inc.:
First Midwest common stock paid at market value of $17.56 as of June 30, 2016	$369,869
Cash to be paid for Standard stock options, Standard phantom stock and Standard stock settled rights	28,732
Purchase price of Standard Bancshares, Inc.	$398,601
Historical net assets of Standard as of June 30, 2016	$253,674
Fair value adjustments as of June 30, 2016:
Loans	(68,802)
Allowance for loan losses	18,701
Other real estate owned	(2,900)
Goodwill	156,941
All other intangible assets	25,524
Premises, furniture, and equipment	(300)
Deferred taxes on purchase accounting adjustments	9,722
Accrued expenses and other liabilities	6,041
Purchase Price	$398,601

Any change in the price of First Midwest common stock would change the purchase price allocated to goodwill. The following table presents the sensitivity of the purchase price and resulting goodwill to changes in the price of First Midwest common stock of $17.56, the closing price of First Midwest common stock on June 30, 2016:

(Unaudited—dollars in thousands)	Purchase Price	Goodwill
Up 20%	$480,715	$239,055
Up 10%	439,658	197,998
As presented in pro forma financial information	398,601	156,941
Down 10%	357,545	115,885
Down 20%	316,488	74,828

The following pro forma adjustments are reflected in the unaudited pro forma condensed combined financial information:

A.            Cash to be paid for Standard stock options and Standard phantom stock and to redeem Standard stock settled rights.

B.            Fair value adjustment on loans of $68.8 million, which includes $18.6 million to be accreted into interest income on a level-yield basis over the weighted average life of approximately 3 years of the respective loans. The interest rate fair value adjustment was determined based on the present value of estimated future cash flows of the loans to be acquired, discounted using a weighted average market rate. The credit fair value adjustment was determined based on assigned risk ratings and the present value of estimated expected cash flows (including the estimated fair value of loan collateral).

C.            Elimination of Standard’s allowance for loan losses.

D.            Fair value adjustment on other real estate owned.

E.             Estimate of goodwill that will be recognized as part of the transaction. See the allocation of purchase price in Note 3 for calculation.

F.              Adjustments to other intangible assets to eliminate Standard’s other intangible assets of $431,000 and record estimate of core deposit intangible asset that will be recognized as part of the purchase accounting transaction. The core deposit intangible is assumed to be amortized straight-line over 10 years.

G.            Fair value adjustment on premises, furniture, and equipment.

H.           Net deferred tax asset related to the loan, allowance for loan losses, other real estate owned, core deposit intangible and premises, furniture, and equipment fair value adjustments using a tax rate of 35%.

I.                Elimination of Standard’s remaining deferred gain associated with a sale leaseback transaction previously completed.

J.                Elimination of Standard’s shareholders’ equity and the issuance of First Midwest shares in the merger. Standard shareholders are expected to receive 0.435 of a share of First Midwest common stock for each share of Standard common stock held by them. The fair value of First Midwest common stock was based on the June 30, 2016 closing price of $17.56 per share.

K.            Accretion estimate of interest income portion of the fair value adjustment on loans.

L.             Amortization estimate of core deposit intangible fair value adjustment.

Note 4—Estimated Acquisition and Integration Related Expenses

The table below reflects First Midwest’s current estimate of the aggregate acquisition and integration related expenses of $23.1 million (net of $11.4 million of taxes, computed using a 35% tax rate) expected to be incurred in connection with the merger, which are excluded from the pro forma financial statements. The current estimates of these expenses are as follows:

(Unaudited—dollars in thousands)
Change of control, severance and retention plan payments	$10,950
Professional fees(1)	12,300
Data processing, termination and conversion	6,749
Other expense	4,501
Pre-tax acquisition and integration related expenses	34,500
Income tax benefit	(11,361)
Total acquisition and integration related expenses	$23,139

(1)      A portion of this amount is not tax deductible.

The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.